UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

DEVELOPMENT CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Biscayne Blvd., Suite 419 Miami, FL 33138
(Address of principal executive offices, including zip code)

(289) 208-8052
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.

Entry into a Material Definitive Agreement.

On March 31, 2014, Development Capital Group, Inc., a Florida corporation (the “Company”) and Clearance.co, a California corporation (“Clearance.co") entered into an Agreement and Plan of Reorganization (“Agreement”), effective as of March 31, 2014, to purchase all of the issued and outstanding shares of capital stock (the “Shares”) of Clearance.co’s shareholders (collectively, the “Sellers”).  Under the Agreement, a) the Corporation issued an aggregate of 77,527,735 shares of restricted common stock (the “Compensation Shares”) paid pro rata to the Sellers according to their ownership of Clearance.co (the “Share Exchange”); b) the Company assumed all of the outstanding convertible promissory notes of Clearance.co, which notes totaled $803,000 in principal amount and were amended so that they are convertible into approximately 5,781,600 shares of restricted common stock of the Company (“Convertible Notes”); and c) the Company transferred $150,000 to Clearance.co.

The Agreement contains other provisions, covenants, representations, and warranties made by the Company and Clearance.co that are typical in transactions of this size, type, and complexity.

A copy of the Agreement is attached hereto, and incorporated by reference herein as Exhibit 10.1. The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Agreement.

Clearance.co owns and operates the website clearance.co, an e-Commerce shopping outlet featuring bedding, electronics, jewelry, clothing, sporting goods and novelty items at discounted prices.  The website features deeply discounted prices on premium products, with the convenience of shopping at home.  Clearance.co works directly with the product suppliers, saving customers time and money. Clearance.co has arrangements with the suppliers to either directly fulfill customer orders or ship to a centralized third-party logistics center that completes fulfillment.

Clearance.co began operations on April 22, 2013 and for the period of inception through December 31, 2013, had revenues of approximately $2.1 million. Clearance.co has offices in Pacific Palisades, California and has a staff comprised of nine full-time employees and six independent contractors as of the date of this Form 8-K.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On March 31, 2014, the Company completed its acquisition of Clearance.co according to the terms of the Agreement. Clearance.co shall operate as a wholly owned subsidiary of the Company and operate as one of the Company’s technology business holdings. The Company intends to continue operating the Realty Valuator business now based in the Development Tech, Inc., wholly-owned subsidiary as disclosed in the Form 8-K filed on January 30, 2014. The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03.

Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement, the Company assumed the Convertible Notes and amended the Convertible Notes so that they are convertible into approximately 5,781,600 shares of restricted common stock of the Company. The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.

Unregistered Sales of Equity Securities

On March 31, 2014, the Company issued the Compensation Shares in exchange for all of Clearance.co’s capital stock and assumed the Convertible Notes which are convertible into approximately 5,781,600 shares of the Company’s common stock.  The Compensation Shares and the shares of common stock underlying the Convertible Notes, if the Convertible Notes are converted, shall be issued under an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 5.01.

Changes in Control of Registrant.

Prior to the Share Exchange, the Company had 28,015,000 shares of common stock outstanding.  In the Share Exchange, the Company issued 77,527,735 shares of common stock in exchange for all of the outstanding capital stock of Clearance.co to the seven people who held Clearance.co’s capital stock prior to the Share Exchange.  As a result, the seven people who held Clearance.co’s capital stock prior to the Share Exchange now hold 73.5% of the Company’s outstanding shares.  No one beneficial owner now owns a majority of the Company’s outstanding capital stock.  The Company knows of no agreements or arrangements which may at a subsequent date result in a further change in control of the registrant. The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

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Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Agreement, via unanimous written consent, as of March 31, 2014, the Board of Directors has set the size of the board at four members.

In connection with the Agreement, Johnathan Lindsay has resigned as of March 31, 2014 as Chief Executive Officer, Secretary, Chief Financial Officer and Chairman of the Board of Directors, but he will remain a Director of the Company.

Therefore, as of March 31, 2014, the board appointed Shahbod Rastegar as a Director and the Chairman of the Board of Directors, Chief Executive Officer and Secretary of the Company.

Shahbod Rastegar, 42, is the founder, Chief Executive Officer, and Chairman of Board of Clearance.co.  From its inception on April 22, 2013, until present, he has run the day-to-day operations of Clearance.co and the development of strategic opportunities.  Prior to Clerarance.co, Mr. Rastegar was a co-founder of NextStepSocial, a social media agency focused on creating engagement, influence, awareness and action for corporate brands, products, celebrities, athletes and publications.  Earlier in his career, Mr. Rastegar served as the president and co-founder of Metrix360, LLC and Pacific Media Project, both trusted Internet consulting agencies specializing in e-commerce marketing strategies.

In 1999, Mr. Rastegar was the VP and co-founder of TrafficMarketPlace, which is still one of the top 10 largest ad distribution networks in the world.  TrafficMarketPlace, now renamed epicmarketplace.com, was sold to Vivendi/Universal in 2001.  Mr. Rastegar began his Internet media career in 1998 at L90, Inc., a leading digital advertising network, as VP of sales.  L90 executed a successful IPO on the NASDAQ exchange in 2000.  Prior to L90, Mr. Rastegar served as Director of Sales at Servinet Consulting, a San Francisco based company specializing in providing custom network infrastructure, client/server software, Internet/Intranet development, and e-business integration.

The Company’s Board of Directors decided to appoint Mr. Rastegar to his positions with the Company due to his e-Commerce and digital marketing experience and his knowledge of public companies.  Mr. Rastegar has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. During the past five years, Mr. Rastegar has not held any directorships with other public companies.

At this time, we do not have any written employment agreements or other formal compensation agreements with Mr. Rastegar. However, compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Further, on March 31, 2014, the board appointed Andrew Fleischer to serve as a Director, Chief Financial Officer and Treasurer of the Company.

Andrew Fleischer, 45, joined Clearance.co as its Chief Financial Officer in February 2014. His primary duties involve overseeing the company’s financial reporting, fundraising, and advising on business strategy. Mr. Fleischer is the President of Strategic CFO Services, LLC, a Maryland-based business advisory professional services firm that provides CFO consulting services to technology firms, manufacturers and distributors, contractors, and other service businesses.

From 2008 to 2010, Mr. Fleischer was the Chief Financial Officer, North America, of GoIndustry-DoveBid PLC, a publicly-traded international e-Commerce leader in the online auction of used industrial assets. Mr. Fleischer played a key role in the integration of US-based DoveBid, Inc. into London-based GoIndustry PLC. From 2000 to 2008, Mr. Fleischer was the Chief Financial Officer of Alabanza Corporation and BulkRegister.com, Inc., industry leading Internet infrastructure companies. From 2004 to 2008, Mr. Fleischer was a Director and Treasurer of privately-held Alabanza Corporation. In 2006 and 2007, Mr. Fleischer led two successful divestiture transactions to sell BulkRegister and Alabanza to achieve shareholder objectives. From 1996 to 2000, Mr. Fleischer held financial and systems management positions with Honeywell that included implementing new financial systems and pricing service contracts. From 1990 to 1996, Mr. Fleischer held auditing and advisory roles with national and regional public accounting firms.

Mr. Fleischer is a licensed Certified Public Accountant (CPA) and received his Master’s in Business Administration (MBA) from The Johns Hopkins University.

The Company’s Board of Directors decided to appoint Mr. Fleischer to his positions with the Company due to his accounting and financial strategy background, e-Commerce and technology industry experience, and contacts with banking institutions.

At this time, we do not have a direct compensation agreement with Mr. Fleischer. However through Strategic CFO Services, LLC (“Strategic”), we have assumed a Master Services Agreement, as attached hereto as Exhibit 10.2, in which Strategic will provide CFO, Controller, and accounting services on an hourly basis from $60 - $200 per hour, which shall be invoiced monthly to the Company.  However, compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized. Other than the agreement with Strategic described above, Mr. Fleischer has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. During the past five years, Mr. Fleischer has not held any directorships with other public companies.

Therefore, the members of the Board of Directors shall be Shahbod Rastegar, who will also act as Chairman of the Board, Andrew Fleischer, Johnathan Lindsay & Joseph Ricard.  There are no family relationships among any of our officers and directors.

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Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this initial current report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this initial current report on Form 8-K was required to be filed.

(c)  Exhibits

10.1	Agreement and Plan of Reorganization, dated March 21, 2014
10.2	Master Services Agreement, dated February 26, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Shahbod Rastegar
Shahbod Rastegar Chief Executive Officer

Dated: April 3, 2014

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